UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014 (June 25, 2014)

ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”, “our” and “we”), in connection with the matters described herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held our 2014 Annual Meeting of Stockholders on June 25, 2014 (the “Annual Meeting”) in Los Angeles, California. The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below. The proposals related to each matter are described in detail in our definitive Proxy Statement filed with the Securities and Exchange Commission on May 16, 2014.

Item 1 on the Proxy Card. Our shareholders elected three directors for a three-year term, with the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Martin J. Newburger	52,207,853	6,983,075	2,265,764
Steven S. Siegel	52,353,253	6,837,675	2,265,764
Bryan J. Traficanti	52,207,553	6,983,375	2,265,764

Item 2 on the Proxy Card. In an advisory “say on pay” vote, our shareholders approved the compensation of our named executive officers, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
59,113,802	58,994	18,132	2,265,764

Item 3 on the Proxy Card. In an advisory vote, our shareholders approved the option of every one year as the preferred frequency for advisory “say on pay” votes, with the following vote:

Number of Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
58,069,621	2,135	1,099,999	19,173	2,265,764

In accordance with the results of this advisory vote, we intend to hold future advisory “say on pay” votes annually, until we next hold an advisory vote on the frequency of advisory “say on pay” votes.

Item 4 on the Proxy Card. Our shareholders voted for the ratification and confirmation of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
61,431,672	24,799	221	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer